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                                                                   Exhibit 10.64

              AGREEMENT REGARDING COMPENSATION ON CHANGE OF CONTROL

     This Agreement is made and entered into this 1/st/ day of December 2000, by and between PAC-WEST TELECOMM, INC., a California corporation, ("Company") and John F. Sumpter, ("Executive").

     WHEREAS, Executive is employed by the Company at will as its Vice President Regulatory; and

     WHEREAS, in order to assure management stability to Company and security to Executive, the Board of Directors of Company deem it to be in the best interests of Company to provide certain assurances and severance benefits to Executive as more particularly set forth herein in the event of a Corporate Transaction;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Base Salary . For the purposes of this Agreement only, Executive's Base
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Salary is deemed to be $126,000 per annum or such higher rate as the
Compensation Committee of the Board in its sole discretion may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding and other customary deductions.

     2. Benefits. The following benefits will be provided to the Executive for
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one year after the effective date of an event defined in paragraph 5.a or 5.b.
The Company will pay the Executive's medical and dental COBRA continuation coverage premiums for one year after the effective date.

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     3.  Cause. "Cause" means
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         a) Executive's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or any of its affiliates, Executive's perpetration or attempted perpetration of fraud, or Executive's participation in a fraud or attempted fraud, on the Company or any of its affiliates or Executive's unauthorized appropriation of, or Executive's attempt to misappropriate, any tangible or intangible assets or property of the Company or any of its affiliates;

         b) Executive's conviction or commission of a felony or conviction for any crime involving acts which tend to insult or offend community moral standards or public decency or that materially and adversely affect the reputation or business activities of the Company or its affiliates;

         c) Executive's substance abuse, including abuse of alcohol or use of illegal narcotics, or other illegal drugs or substances, for which Executive fails to undertake and maintain treatment within fifteen (15) days after requested by the Company; or

         d) Executive's refusal to carry out any lawful instructions of the Chief Executive Officer or the Board of Directors that are consistent with a reasonable, legitimate business purpose following receipt of written notice of such instructions from the Chief Executive Officer.

     4. "Corporate Transaction" means any of the following shareholder- approved
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transactions to which the Company is a party:

        (a) A merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

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         (b) The sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

         (c) Any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

         (d) An acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities, but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

     5.  Payments. At the closing of a Corporate Transaction, and upon the
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occurrence of the events set forth in Paragraphs 5.a.or 5.b. as appropriate,
Executive shall be entitled to receive and Company shall either pay or cause its successor or the successor to its assets pursuant to the Corporate Transaction ("The Successor") to pay or to agree in written contractual form satisfactory to Executive to make a future payment to Executive of a lump sum determined as follows:

         a) A payment equal to one (1) times Executive's Base Salary in the event Executive is not hired by the Successor or in the event Executive's employment is terminated without Cause or his duties or the terms of his employment are materially modified without his consent at any time during six
(6) full months preceding the effective date of a Corporate Transaction.

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        b) A payment equal to one (1) times Executive's Base Salary in the event
Executive is employed by The Successor and is thereafter terminated without Cause, dies, or the terms of his employment are materially modified without his consent, with any of said events taking place during twelve (12) full months following the effective date of a Corporate Transaction.

     6. Notwithstanding any other part of this Agreement, the payments provided for in Paragraph 2 and 5 shall not be made if Executive shall voluntarily resign, or be terminated for Cause.

     7. At Will Employment. Notwithstanding anything contained herein, the
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employment relationship between Executive and Company is an at will relationship terminable by either party unconditionally and without Cause. The provisions herein contained providing for payments to Executive, although binding on Company, shall not be construed to nor shall they convert the employment relationship to anything other than an at will employment.

"COMPANY":                              "EXECUTIVE":
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PAC-WEST TELECOMM, INC.                 JOHN F. SUMPTER




By: /s/ Wallace W. Griffin              /s/ John F. Sumpter
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